As filed with the Securities and
Exchange Commission on
REGISTRATION NO.

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORTEX SYSTEMS INC.
(Name of Small Business Issuer in its Charter)

	Nevada				---------------				98-0353403
(State or Other Jurisdiction of
Incorporation or Organization)

Primary Standard Industrial
(I.R.S. Identification No.)

Employer Classification Code Number)

777 Royal Oak Drive, Suite 310, Victoria, British Columbia V8X 5K2, Canada
(250) 744-4230
(Address and Telephone Number of Registrant's Principal Place of Business)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200, Las Vegas. Nevada 89123
(800) 672-9110
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Kenneth H. Finkelstein, Esq.
4152 Meridian Street, Suite 206
Bellingham, Washington  98226
(360) 201-6143

Approximate Date of Proposed Sale to the Public:
As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)
 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE


Title of each 		Proposed Maximum	Proposed Maximum  Amount of
Class of Securities	Number of Shares
Offering Price		Aggregate Offering  Registration
to be Registered		to be Registered	Per Share		Price (1)          Fee (1)


Common Stock		2,000,000		$0.10			$200,000	        $50.00


(1) Estimated solely for the purpose of
calculating the registration fee in accordance with Rule 457 under the Securities Act.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
 Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.














CORTEX SYSTEMS INC.
Minimum/Maximum Offering: No Minimum /
2,000,000 Common Shares
Offering Price: $0.10 per Share

	Cortex Systems Inc., offers for sale on
a self underwritten, best efforts, no minimum,
 2,000,000 shares maximum at a price of $0.10 per share. There is no minimum number of shares that we have to sell.
Proceeds from the sale of the shares will
 be not be placed in an escrow account.
Rather, proceeds will be held in our account.
 All funds received from the offering may be used immediately by us and there may not be any refunds. The offering will be for a period of 40 days from the effective date and may be extended for an additional 40 days in our sole discretion. This offering will end no later than 80 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Investing in our securities involves some risk. (See "Risk Factors," page 6). The securities offered herein should not be purchased by any investor who cannot
afford to sustain the total loss of their investment.

These securities have not been approved by the Securities and Exchange Commission nor any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus.
 Any representation to the contrary is a
 criminal offense.

This is our initial public offering. No
 public market currently exists for our
shares although we intend to apply for
 listing on the Over-the-Counter Bulletin
 Board in the future. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.

The shares will be offered and sold by
 our officers without any discounts or
other commissions. An indeterminate number
 of shares may be sold through broker/
dealers who are members of the National
 Association of Securities Dealers, and
who will be paid a maximum 10% commission
 on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell our shares.
 Until 90 days from the effective date, or such shorter period as the Securities &
 Exchange Commission may specify, all
dealers that effect transactions in these securities, whether or not participating in this offering, may be required to
 deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


Price to		Underwriting Discounts
Proceeds to Public
Public
and Commissions  (1)		Company (1) (2)
Per Share		$0.10			$0.01				$0.09
Total Minimum	$0.00			$0.00				$0.00
Total Maximum	$200,000		$20,000			$180,000

 (1)	Represents the maximum underwriting
 discounts and commissions we will pay if broker/dealers
are used to sell the shares.
 We plan to have our officers offer and sell
 the shares. They will not receive any
 discounts or commissions. We do not have
 any agreements or understandings with any broker/dealers
although we may, at our
discretion, retain such to assist in the
 offer and sale of shares.  In such event,
we will update this prospectus accordingly.
 (2)	Proceeds to us are shown before
 deducting offering expenses payable by
 us estimated at $27,500, including legal and accounting fees and printing costs.
The date of this Prospectus is
February 11, 2002.

TABLE OF CONTENTS


Page

Summary  ........................ 5
Risk Factors  ................... 6
Use of Proceeds  ..............  12
Determination of Offering Price  14
Dilution  ...................... 14
Selling Shareholders  .......... 16
Plan of Distribution ........... 16
Legal Proceedings  ............. 17
Directors, Executive Officer ,
Promoters and Control Persons .. 17
Security Ownership of Certain
Beneficial Owners and Management 19
Description of Securities  ..... 19
Interest of Named Experts and
Counsel ......................... 20
Disclosure of Commission Position of
Indemnification for Securities Act
Liabilities .................... 21
Organization Within Last Five
Years .......................... 21
Description of Business ........ 21
Plan of Operations ............. 25
Description of Property ........ 25
Certain Relationships and
Related Transactions ............25
Market for Common Equity and Related
Stockholder Matters ............ 26
Executive Compensation.........  26
Financial Statements  .........  26



PROSPECTUS SUMMARY

	The following summary is qualified
in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its
entirety and particularly the information set forth in "RISK FACTORS" on page 6.
The Company

	Our principal executive office is
located at 310- 777 Royal Oak Drive,
Victoria, British Columbia, Canada, V8X 5K2, telephone (250) 744-4230. We intend to establish memory assessment clinics in selected North
American locations. Our clinics will be staffed by registered psychologists whose area of expertise includes human memory and cognition.
Complementing our clinics will
 be our websites, www.cortex-systems.com and www.thememorycentre.com. Together, these websites will provide comprehensive information, online memory assessments, promote our clinics' services, and build our identity. Specifically, our business will include:

 	Memory assessments, consultations, and counseling by registered psychologists at our clinics.
 	Online memory assessments, consultations, and recommendations via real-time audio and/or video communications and electronic
 mail.
 	Referral of online users to memory
experts located in the user's geographical area for which a fee will be charged by us to the memory expert.
 	Online research center that will
include access to premium content via paid subscription.
 	Strategic relations with health care
providers including health maintenance
organizations, workers compensation boards, neurologists, psychologists, and other individual health care providers.
 	Online advertising

	To date, we are in the process of
developing our websites and searching for suitable locations at which to lease office space that will accommodate our clinics. No revenues have yet been generated from our intended operations and we have not otherwise engaged in any business operations.

The Offering

Securities Offered: 			Up to 2,000,000 shares of common stock, par value $0.0001
Offering price:				$0.10 per share
Offering period:			The shares are being offered for a period
 not to exceed 40 days, unless extended by our board of directors for an additional 40 days.
Net proceeds to our company:		Approximately $180,000
Use of proceeds:			We will use the proceeds to pay for
offering expenses, lease office space, build our websites, and purchase equipment.  The proceeds raised in this offering will not be used to pay any salaries of officers nor directors.
Number of shares outstanding
  before the offering:		 	5,000,000
Number of shares outstanding
  after the offering:		 	7,000,000



Summary of Selected
Financial Data
We are a development stage company. From the date of ourinception on July 6, 2001, to January 31, 2002, we have not generated any revenues nor earnings from operations.
  As of January 31, 2002, our financial
 data is as follows:

				Total Assets:					$12,759
				Total Liabilities:				$35,165
				Net Loss:						$22,996
				Shareholder Equity:				$(22,406)
				Net Tangible Book Value:			$(22,406)
				Net Tangible Book Value per Share:		$    0.00

	RISK FACTORS

	An investment in the shares offered by
our company involves a high degree of risk. You should carefully consider the following risk factors in addition to all other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in Cortex Systems Inc.

1.	WE HAVE NO OPERATING HISTORY AND EXPECT TO INCUR LOSSES FOR
THE FORESEEABLE FUTURE.

	We were founded on July 6, 2001, and
have no operating history. We expect to incur losses for the foreseeable future due to additional costs and expenses related to:

 	Implementing our business model;
 	Securing office space, necessary
equipment, and memory assessment materials;
 	Marketing and other promotional
 activities;
 	Developing our services;
 	Developing and maintaining our
websites; and
 	Developing strategic relationships.

	As well, you should consider our
prospects in light of the risks and
difficulties frequently encountered by early stage companies. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth, and the use of our business model. Failure to generate sufficient revenue will cause us to go out of business. To address these risks, we must, among other things:

 	Create a client base;
 	Develop a referral network;
 	Implement our business and marketing strategy;
 	Provide superior client service;
 	Implement new technological developments; and
 	Attract and retain qualified professionals and support staff.

2.	IF WE DO NOT RAISE ANY FUNDS OR RAISE ONLY NOMINAL
FUNDS THEN WE WILL HAVE INSUFFICIENT FUNDS TO BEGIN OPERATIONS.

	Since there is no minimum number of shares that must be sold in this offering, this raises the possibility that we may raise no funds or only nominal funds. In this scenario, we would not have sufficient funds to initiate scaled down operations and would need to seek additional funding to commence operations.
  If this were to happen, you may suffer a loss equal to the amount of your investment. Based on our current operating plan, if the maximum number of shares is sold we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next eight to ten months. After that time, we may need additional capital. Moreover, we may need to raise additional funds sooner to:

 	Fund more rapid expansion;
 	Attract qualified professionals;
 	Develop enhanced services; and
 	Respond to competitive pressures.

3.	IF WE NEED TO SEEK ADDITIONAL FUNDING,
WHICH IS LIKELY GIVEN OUR LIMITED
CAPITALIZATION EVEN AFTER THIS OFFERING,
INVESTORS IN THIS OFFERING MAY SUFFER
SUBSTANTIAL CONSEQUENCES SUCH AS DILUTION
OR A LOSS OF SENIORITY IN PREFERENCES AND
PRIVILEGES.

	If we need to raise additional capital
 to implement or continue operations, we
would likely have to issue additional equity or convertible debt securities. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences, and privileges senior to those of our common stock. We currently do not have any commitments for additional financing.
We cannot be certain that additional
financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms then we may not be able to fund our
 operations, attract qualified professionals, develop and enhance our services, or respond to competitive pressures.

4.	OUR INDUSTRY IS COMPETITIVE AND WE MAY
NOT HAVE ADEQUATE RESOURCES TO MARKET OUR
 SERVICES IN ORDER TO COMPETE SUCCESSFULLY.

	We cannot guarantee that we will succeed in marketing our clinics or our websites or generating revenues. Competition in the memory assessment industry is intense. In the event that we commence operations, we will compete directly with other companies and mental health organizations, that have developed  similar
 business operations and similar websites and who market their services to our target clients. This could significantly affect our ability to compete. Most of our competitors have substantially greater experience, financial and technical resources, marketing and development capabilities than we do.
Many of our competitors with greater financial resources may afford to spend more resources than us to market their services. We also cannot guarantee that our competitors will not succeed in marketing their clinics,
 websites and generating revenues.

5.	THE SUCCESS OF OUR BUSINESS MAY
DEPEND ON THE CONTINUED GROWTH OF THE
 INTERNET AS A VIABLE  MARKETPLACE WHERE
PROFESSIONAL SERVICES ARE SOUGHT.

	Our business may fail if memory assessment services are not sought via the internet. Our success depends upon the widespread acceptance of the internet as a means to deliver professional services. The internet remains at a relatively early stage of development, and the use of the internet as a place where professional services will be sought remains uncertain. We cannot predict whether individuals will choose to seek professional services on the internet rather than in person at a clinic. If individuals are not willing to use the internet to seek professional services then our business may fail. It is
 possible that the internet may not become a viable long-term marketplace for professional services owing to the individual's desire for personal contact.
 In addition,
concerns over security and privacy may
 inhibit the growth of the internet and may inhibit individuals from seeking professional services via the internet.

6.	SYSTEM FAILURES COULD PREVENT ACCESS
 TO OUR WEBSITE WHICH WOULD HARM OUR BUSINESS
AND NEGATIVELY AFFECT THE RESULTS OF OPERATIONS.

	Since the success of our business
depends upon the widespread acceptance of the internet as a means to deliver professional services, any network interruptions, difficulty or inability to access our websites,
 or other problems with our websites would result in declining revenue and loss of potential clients. Any such failures may:

 	Prevent clients from accessing our sites;
 	Reduce the number of clients we assess;
 	Reduce the number of referrals we provide;
 	Cause client dissatisfaction; or
 	Damage our reputation.

	We anticipate our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes and other similar events. We believe our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption of this sort could completely impair our ability to generate revenues
from our websites. We do not presently have a formal disaster recovery plan in effect and do not carry sufficient business interruption insurance to compensate us
 for losses that could occur.

7.	ONLINE SECURITY RISKS COULD SERIOUSLY
HARM OUR BUSINESS.

	Online breaches of privacy may seriously harm our business and have a negative effect on our revenue. We will offer psychological assessments and consulting via the internet.
 These services are intended to remain
confidential between us and our client. In the
 event that someone is able to circumvent security measures designed to protect confidentiality of communications, then such circumvention could seriously harm our business and our reputation. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information. If our reputation suffers, or if we are subjected to litigation, our business would be seriously harmed and may not be able to continue.
Anyone who is able to circumvent our
security measures could misappropriate
 proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other
 resources to protect against potential
 security breaches or to alleviate problems caused by any breach. We will rely on licensed encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information, including credit card numbers. Advances
in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms that are used to protect customer transaction data.

8.	ANY BREACH OF ETHICS  COULD SERIOUSLY
HARM OUR BUSINESS.

	If any of our psychologists breaches their professional code of ethics, such breach may lead to disciplinary charges against that psychologist by the applicable governing body of psychologists, loss of license to practice psychology and/or litigation as against us and the responsible psychologist. If any of these were to occur, our business could be seriously harmed and our revenue impaired. Each client who utilizes our services via the internet will first undergo a memory assessment. After the results of the assessment have been interpreted by a licensed psychologist, a decision would be made as to whether it is appropriate to undertake consulting services for that particular client. Clients who show evidence of serious memory impairment resulting from dementia, head injury, stroke or other serious illness, will not be accepted for online consulting.
Rather, these individuals will be referred to an expert residing in their geographical area and/or their physician will be contacted to advise of our findings. If we do not refer such person to a local expert and/or contact their physician or other appropriate person or institution, then our psychologist who is responsible for the assessment may be in breach of their ethical duty to their client.

9.	OUR OPERATING RESULTS COULD BE IMPAIRED IF WE BECOME SUBJECT TO
BURDENSOME REGULATIONS AND/OR LEGAL UNCERTAINTIES CONCERNING THE INTERNET.

	If new ethical rules set forth by governing psychological associations, government regulations, or laws are passed that would cause us to restrict or eliminate the services that we intend to offer via the internet, then our business would suffer. Since psychological consulting via the internet is a relatively new endeavor, it is possible that governing psychological associations may in the future determine that consulting via the internet is not an appropriate activity for psychologists or for the public.
Should this occur, then one or more ethical rules may be promulgated that restrict or eliminate consulting via the internet. Such rules would cause our business to suffer.

	Owing to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet relating to:

 	User privacy;
 	Pricing, usage fees, and taxes;
 	Content;
 	Copyrights;
 	Distribution;
 	Characteristics and quality of services; and Online advertising and marketing.

	The adoption of additional laws or regulations may decrease the popularity or impede the expansion of the internet and could seriously harm our business.
 A decline in the popularity or growth of the internet could decrease demand for our services and products, reduce our margins and increase our cost of doing business. Moreover, the applicability of existing laws to the internet is uncertain with regard to many important issues, including property ownership, intellectual property, export of encryption technology, libel and personal privacy. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and other online services, could also harm our business.

10.	OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR
OUTSTANDING SHARES OF COMMON STOCK. SUCH  CONCENTRATED CONTROL
ALLOWS THESE SHAREHOLDERS TO EXERT SIGNIFICANT INFLUENCE IN MATTERS REQUIRING APPROVAL OF OUR SHAREHOLDERS.

	Our officers and directors, taken as a group, currently beneficially own 100 % of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

11.	SALES OF COMMON STOCK BY MESSRS. FINKELSTEIN AND FRIESEN MAY CAUSE THE
 MARKET PRICE FOR THE COMMON STOCK TO DECREASE.

	A total of 5,000,000 shares of stock were issued to Messrs. Finkelstein and Friesen in consideration for cash payment and acquisition of website domains. They are likely to sell a portion of their stock if the market price increases above $0.10. If they do sell their stock into the market, these sales may cause the market price of the stock to decrease.

12.	SUBSEQUENT TO COMPLETION OF THIS OFFERING, CONTROL OF THE COMPANY WILL
 REMAIN WITH MR. FINKELSTEIN AND DR. FRIESEN.

	If we sell all 2,000,000 shares of common stock in this offering, Messrs. Finkelstein and Friesen will own at least 5,000,000 shares and will control the company. Consequently, following completion of this offering, regardless of the number of shares that we sell, Messrs. Finkelstein and Friesen will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the company's operations. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected.
 The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. In certain circumstances, cumulative voting may allow a minority group of shareholders to elect at least one director to the board.

13.	MESSRS. FINKELSTEIN AND FRIESEN WILL RECEIVE A SUBSTANTIAL
BENEFIT FROM YOUR INVESTMENT.

	Messrs. Finkelstein and Friesen, our only shareholders, will receive a substantial benefit from your investment. Messrs. Finkelstein and Friesen have invested a total of $500 in our company. As well, since inception, Mr. Finkelstein has incurred liabilities of $35,165 on behalf of the company. This entire sum is a non-interest bearing loan by Mr. Finkelstein to the company. There has not been any repayment of this loan as of the date hereof, and the loaned sum is not due on any specific date. This loan is evidenced by promissory notes issued by the Company to Mr. Finkelstein. The promissory notes provide that Mr. Finkelstein has agreed to accept repayment from us at such time that the company determines that it is in a position to make payment. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your investment while Messrs. Finkelstein and Friesen may lose approximately $35,665.

14.	THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE.

	The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the likelihood that any active trading market will develop. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

 	Our success, or lack of success, in marketing our services;
 	Competition;
 	Government regulations; and
 	Fluctuations in operating results.

	The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

15.	LEGAL SERVICE AGAINST THE COMPANY, ITS OFFICERS OR DIRECTORS.

	We are incorporated in the State of Nevada and maintain a registered office in Las Vegas, Nevada. This registered office is authorized to accept service of all legal process upon the Company.
 Currently, Dr. Friesen, our director, secretary and treasurer, and Mr. Finkelstein, our director and president, both are residents of Canada. It may be difficult for a resident of a country other than Canada to serve Dr. Friesen with legal process or other documentation.
 Despite Mr. Finkelstein's residency in Canada, service upon him should not be an issue since, in his capacity as a Washington State attorney,
 Mr. Finkelstein maintains an address for service in the State of Washington. This address is set forth on page 20 of this prospectus.

16.	GOING CONCERN OPINION ISSUED BY OUR AUDITORS

	Following review of our financial statements, our auditors have determined that we do not have sufficient working capital required to service our liabilities nor to undertake our planned activity. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our company as a going concern is dependent upon obtaining additional working capital.

17. 	WE HAVE NO EMPLOYEES AND ARE LARGELY DEPENDENT UPON OUR OFFICERS,
 WHO HAVE LIMITED WEBSITE, AND INFORMATION TECHNOLOGY AND MARKETING EXPERIENCE, TO DEVELOP OUR BUSINESS.

	At the outset, our success will depend entirely on the ability of Messrs. Finkelstein and Friesen. We do not carry a "key person" life insurance policy on either Messrs. Finkelstein or Friesen. The loss of either Messrs. Finkelstein or Friesen could devastate our business. Further, none of our officers or directors has significant experience in the area of information technology or marketing. We currently have no employees. We rely heavily upon our officers to meet our needs.
 Both Mr. Finkelstein, our president, and Dr. Friesen, our secretary and treasurer, maintain outside employment, which limits the time they may devote to company matters. Mr. Finkelstein will be primarily responsible for all business matters of the company while Dr. Friesen will be responsible for interacting with, assessing, and counseling clients. We will have to rely upon the expertise of outside consultants to assist us with website and information technology issues and may have to rely upon the expertise of outside consultants to assist us with marketing techniques.

FORWARD-LOOKING STATEMENTS

	This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions, "Risk Factors," "Use of
 Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus.

	These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.
						USE OF PROCEEDS

	This offering is being made on a best efforts - no minimum basis. Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


					If Maximum
					of 2,000,000	If 1,500,000	If 1,000,000	If 500,000
					Shares sold (1)	Shares sold (2)	Shares sold (3)	Shares sold (4)

Total Proceeds: 			$200,000	$150,000	$100,000	$50,000

 Less:
	Commission (5)			    20,000	    15,000	    10,000	    5,000
	Offering Expenses		      8,000	      8,000	      8,000	    8,000
	Filing Fees
	Legal Fees (6)			    20,000	    20,000	    20,000	  20,000
	Debt Payments (7)		    15,165	    15,165	    15,165	  15,165

Net Proceeds from			  136,835	    91,835	    46,835	   1,835
 Offering Available:

Use of Net Proceeds:
	Equipment			    24,000	     18,000	   11,500	     500
	Marketing			    16,000	     11,000	     5,335	     335
	Working Capital (8)		    96,835	     62,835	   30,000 	   1,000

Total Use of Net Proceeds:		$136,835	     91,835	    46,835	   1,835

(1) Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy are funding requirements for approximately 8 to 10 months.

(2) Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy are funding requirements for approximately 6 to 8 months.

(3) Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy are funding requirements for approximately 4 to 6 months.

(4) Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy are funding requirements for approximately 0 to 2 months.

(5) We plan to have our officers offer and sell the shares. They will receive no commissions or discounts. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sell of our shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(6) Our balance sheet shows accounts payable of $35,165. With reference to this amount, the sum of $20,000 refers to legal fees payable. All legal fees referred to herein are payable to Kenneth H. Finkelstein, president and director of the company, in his role as legal counsel for the company.

(7) Our balance sheet shows accounts payable of $35,165. With reference to this amount, the sum of $15,165 refers to debts owing to Mr. Finkelstein. This sum comprises $580 paid by Mr. Finkelstein on behalf of the Company for registration and incorporation of the Company; $85 paid by Mr. Finkelstein on behalf of the Company for filing fees with the Secretary of State, State of Nevada; and a loan in the sum of $14,500 from Mr. Finkelstein to the Company.  In accordance with the Company's agreement with Mr.
 Finkelstein, as evidenced by unsecured promissory notes, these funds will be paid to Mr. Finkelstein at such time that the Company determines that it is financially prudent to make such payment.

(8) None of the working capital nor any other proceeds raised from this offering will be used to pay a salary to Dr. Friesen or Mr. Finkelstein.


DETERMINATION OF OFFERING PRICE

	As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

DILUTION

	Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.
 Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

	As of the date of this offering, we had 5,000,000 common shares issued and outstanding and a net tangible book value of $(22,406) or
 $0.00 per share.

	The proceeds from the sale of shares will vary depending on the total number of shares sold.

	Upon completion of this offering, if all 2,000,000 shares (or 100%) offered hereunder are sold, there would be a total of 7,000,000 common shares issued and outstanding. If the maximum 2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $48,000 will be
 $152,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $129,594. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.03. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part.


	Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 6,500,000 common shares issued and outstanding. If 1,500,000 shares are sold, then the net proceeds after deducting offering expenses of $43,000 will be $107,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $84,594. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.08 or approximately
 80% and our existing shareholders would receive an increase in book value of approximately $0.02 per share without any additional investment on their part.

	Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 6,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $38,000 will be $62,000.
 The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $39,594. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.01. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.09 or approximately 90% and our existing shareholders would receive an increase in book value of approximately $0.01 per share without any additional investment on their part.

	Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 5,500,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $33,000 will be $17,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $(5,406). Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.00. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.10 or approximately 100% and our existing shareholders would not receive any increase in book value.

	 The following table compares the differences of your investment in our shares with the investment of or existing shareholders:

Existing Shareholders

Price per share	...................................	$ 0.0001
Net tangible book value per share before offering....	$(22,406)
Net tangible book value per share after offering ....	$129,594
Increase to current shareholders in net tangible book
 value per share after offering ................	$     0.03
Capital Contributions .............................	$      500
Number of shares outstanding before the offering ...	5,000,000
Number of shares outstanding after the offering
 held by existing shareholders ......................	5,000,000
Percentage of ownership after the offering .........	   71.43%


Purchasers of Shares in this Offering if all Shares sold

Price per share	..............................	$      0.10
Dilution per share .................................	$      0.07
Capital contributions ..............................	$200,000
Number of shares after offering held
 by public investors ...............................	2,000,000
Percentage of ownership after the offering .........	    28.57%

Purchasers of Shares in this Offering if 75% of Shares sold

Price per share	..................................	$     0.10
Dilution per share ..................................	$     0.08
Capital contributions ...............................	$150,000
Number of shares after offering held
 by public investors ................................	1,500,000
Percentage of ownership after the offering .........	   23.08%

Purchasers of Shares in this Offering 50% of Shares sold

Price per share	................................	$      0.10
Dilution per share .................................	$      0.09
Capital contributions ..............................	$100,000
Number of shares after offering held
 by public investors ...............................	1,000,000
Percentage of ownership after the offering ..........	   16.67%

Purchasers of Shares in this Offering if 25% of Shares sold

Price per share	.................................	$     0.10
Dilution per share .................................	$     0.10
Capital contributions ..............................	$ 50,000
Number of shares after offering held
 by public investors ..............................	 500,000
Percentage of ownership after the offering .........	    9.09%

SELLING SECURITY HOLDERS

None of our existing shareholders is selling securities pursuant to this registration statement.

PLAN OF DISTRIBUTION

	Currently, we plan to sell the shares in this offering through Kenneth H. Finkelstein, one of our officers and directors.
 Mr. Finkelstein will not receive any commission from the sale of any shares. Mr. Finkelstein will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

 	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

 	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

 	The person is not, at the time of their participation, an associated person of a broker-dealer; and

 	The person meets the conditions of paragraph
(a)(4)(ii) of Rule 3a4-1 of the Act in that he (a)primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs
(a)(4)(i) or (a) (4) (iii) of the Act.

	Mr. Finkelstein is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer.
Mr. Finkelstein is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer.
Mr. Finkelstein has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

	In the past, we have received unsolicited indications of interest in Cortex Systems Inc. from individuals familiar with us. Mr. Finkelstein will deliver prospectuses to these individuals and to others who he believes may be interested in purchasing all or a part of this offering.

LEGAL PROCEEDINGS

	To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
CONTROL PERSONS

	The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

	Name 				Age 	Term Served as 	Position with the Company
						Director/Officer

1.	Kenneth H. Finkelstein		35	July, 2001		President/Director

2.	Ingrid C. Friesen		35	July, 2001		Secretary/Treasurer/Director

	The above individuals will serve as officers and/or directors. Kenneth H. Finkelstein and Ingrid C. Friesen are related individuals in that they are spouses of each other. A brief description of their positions, proposed duties and their background and business experience follows:

	Kenneth H. Finkelstein.  From 1995 to the current date,
Mr. Finkelstein has operated an independent law practice concentrating on business and corporate law. Mr. Finkelstein currently devotes approximately 25 hours per week to Cortex Systems Inc. and will devote additional time as required.

	Ingrid C. Friesen.  Dr. Friesen is currently licensed to
practice psychology in the Province of British Columbia, Canada.
Dr. Friesen is a member of the British Columbia College of Psychologists, the Canadian Psychological Association, and the International Neuropsychology Society. From 1995 to 1997, Dr. Friesen undertook work on behalf of the Vancouver-Richmond Association for Mentally Handicapped People VRA-MHP, which is located in Vancouver, British Columbia, Canada. At VRA-MHP, Dr. Friesen designed and supervised implementation of programs targeted toward adult mentally handicapped individuals with behavior disturbance problems.
The purpose of the programs was to reduce and ultimately eliminate behavioral disturbances. From 1996 to 1997, Dr. Friesen undertook work on behalf of Riverview Hospital which is located in Coquitlam, British
Columbia, Canada. Dr. Friesen evaluated the effectiveness of the hospital's neuropsychiatric program in reducing aggressive behavior.
The subjects of the neuropsychiatric program were hospital in-patients suffering from psychiatric illnesses resulting from significant neurological trauma.  From 1997 to 1998, Dr. Friesen completed a one year clinical psychology internship, with a specialty in neuropsychology, at medical centers located in Calgary, Alberta, Canada.  She was employed as an intern by the Calgary Regional Health Authority. During her internship, she worked at 3 separate medical centers: Foothills Medical
Center; Peter Lougheed Medical Center; and Rockyview Hospital.
Dr. Friesen conducted neuropsychological assessments on in/out patients. These patients were adults
suffering from various neurological illnesses including, but not limited to, dementia, stroke, tumor, schizophrenia, multiple sclerosis, and head injury. Dr.
 Friesen undertook cognitive behavioral therapy with out-patient adults suffering from anxiety and depression. Dr. Friesen undertook psychological and personality assessments with regard to in-patient psychiatric unit adults.
During her academic years, Dr. Friesen was awarded a scholarship from the Alzheimers Foundation of Canada for her work in the field of neuropsychology.
In 1999, Dr. Friesen graduated from the University of Victoria, in Victoria, British Columbia, Canada, where she obtained her PhD in Psychology. In 2000, Dr. Friesen registered as a clinical psychologist in the Province of British Columbia, Canada. Dr. Friesen currently operates an independent practice in psychology focussing on neuropsychology, human memory and cognition, and the
 understanding and assessment of the human mind and brain.   Dr. Friesen
 currently devotes approximately 10 hours per week to Cortex Systems Inc.
and will devote additional time as required.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The term "beneficial owner" refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the company and proceeds from sales of the shares.
 As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

				Amount of
				Beneficial 		% of Shares		% of Shares
Name and Address		Ownership (1)		Before Offering	After Offering (2)

Kenneth H. Finkelstein		2,500,000		50%			35.715%
310-777 Royal Oak Drive
Victoria, B.C.
V8X 5K2   Canada

Ingrid C. Friesen		2,500,000		50%			35.715%
310-777 Royal Oak Drive
Victoria, B.C.
V8X 5K2   Canada

All officers and directors	5,000,000		100%
as a group (2 persons) (3)

		TOTAL:	5,000,000		100%			71.43%

	(1)	Security ownership of both of the beneficial owners was
determined on July 6, 2001.
	(2)  	Assumes that 2,000,000 shares are sold in this offering.
	(3)  	Kenneth H. Finkelstein and Ingrid C. Friesen are the beneficial owners of each other's shares.

	Mr. Finkelstein and Dr. Friesen are officers and directors.  Mr. Finkelstein and Dr. Friesen are related parties in that they are spouses of each other.

DESCRIPTION OF THE SECURITIES

	Description of Common Stock. We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

	Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available.
Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

	Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock.
Our shares do not have cumulative voting rights: this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

	After this offering is completed, we will not be required to furnish you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act.
The reports will be filed electronically. The reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference
Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at www.sec.gov. that contains reports, proxy and information statements and will contain copies of the reports that we file electronically.

	Transfer Agent. Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas, 75001, Telephone (972) 788-4193, has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

	None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Cortex Systems Inc. except that Kenneth H. Finkelstein is the President and a Director of Cortex Systems Inc. Mr. Finkelstein has undertaken legal work on behalf of our company and has agreed to forego payment of legal fees until such time as the Company determines that it is in a position to pay such legal fees.
Mr. Finkelstein holds 2,500,000 shares of common stock of Cortex Systems Inc. The legal work undertaken by Mr. Finkelstein includes arranging for incorporation of Cortex Systems Inc.; drafting the Form SB-2 registration statement; and preparing requisite legal opinion letters in support of the Form SB-2 registration statement.

	Legal Matters. Certain legal matters will be passed upon for us by Kenneth H. Finkelstein, Attorney At Law, 4152 Meridian
Street, Suite 206, Bellingham, Washington, 98226, telephone
(360) 201-6143. Specifically, Mr. Finkelstein will issue an opinion regarding the issuance of Company shares in accordance with the registration statement and whether such issuance has been made in accordance with the corporate laws of the State of Nevada. As well, Mr. Finkelstein has drafted our registration statement.

	Accounting Matters. The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Andersen Andersen & Strong, L.C. located in Salt Lake City,
Utah, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.



DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

	In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN THE LAST FIVE YEARS

	We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once the funds from this offering are made available.

DESCRIPTION OF BUSINESS

Company History

	Cortex Systems Inc. was formed as a Nevada corporation on July 6, 2001. Our administrative offices are located at 777 Royal Oak Drive, Suite 310,
Victoria, British Columbia, Canada, V8X 5K2.  Our telephone number is (250)
 744-4230. Our website is located at www.cortex-systems.com and is not currently active. Our second website is located at www.thememorycentre.com and is not currently active. Information set forth on our websites do not constitute part of this prospectus.

Our Strategy

	We intend to establish memory clinics in several different locations in North America. Our clinics will be staffed by registered psychologists whose area of expertise includes human memory and cognition. Complementing our clinics will be our websites, www.cortex-systems.com and www.thememorycentre.com. These websites will provide comprehensive information, online memory assessments, promote our clinics' services, and build our identity. Specifically, our business will include:

 	Memory assessments, consultations, and counseling by registered psychologists at our clinics.
 	Online  memory assessments, consultations, and recommendations via real-time audio and/or video communications and electronic mail.
 	Referral of online users to memory experts located in the user's geographical area for which a fee will be charged by us to the memory expert.
 	Online research center that will include access to premium content via paid subscription.
 	Strategic relations with health care providers including health maintenance organizations, workers compensation boards, neurologists,
 psychologists, and other individual health care providers.
 	Online advertising

Memory Clinics

	At the outset, our primary focus will be on building memory clinics.
 We believe that there is strong demand for the services provided by a memory clinic and that this demand is not currently being satisfied. Memory impairment is a serious problem that affects substantial numbers of individuals, particularly those aged 65 and over. This increased prevalence of memory impairment may be attributed to several different causes including age-related dementias that begin gradually; dementias whose onset are triggered by a stroke or severe head injury; depression; thyroid dysfunction; side effects from certain medications, vitamin B-12 deficiency; anxiety, fatigue, sleep deprivation; and stress. Some memory impairment may respond to treatment and be reversed. Other memory impairment is not reversible but the individual may be treated by learning coping mechanisms that may compensate for memory impairment. It is essential that individuals who complain of memory loss be examined by a professional who is able to, first, assess the cause of memory impairment and, second, recommend and implement appropriate treatment.

	Despite the significant prevalence of memory impairment in older adults, affected individuals, physicians, and other health care professionals may not be aware of the importance of (1) assessing an individual's memory to determine the cause of any memory loss and (2) timely implementation of appropriate treatment. As well, for those who are searching for a memory expert to undertake a memory assessment in a timely manner, it is often difficult to locate such an expert. Our clinics, in conjunction with our websites, propose to resolve both of these problems. Memory assessments at our clinics will be provided by registered psychologists who have a comprehensive understanding of the human brain and mind and how they function in relation to human memory and cognition. Subsequent to undergoing a memory assessment, one of our psychologists will consult with the individual, provide the results of the assessment and, where appropriate, make recommendations and/or commence with suitable treatment.

	We intend to establish our first clinic in Victoria, British Columbia, Canada, with our second clinic located in, or in the vicinity of, Seattle,
Washington. Additional clinics will be located in select North American cities. The company does not need to pursue nor satisfy any special licensing or regulatory requiremen